UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2014

Ridgewood Energy P Fund, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-51926	86-1133315
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

14 Philips Parkway, Montvale, NJ 07645
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 942-5550

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 17, 2014, Ridgewood Energy P Fund, LLC, (the “Fund”), along with its affiliates, Ridgewood Energy Gulf of Mexico Oil and Gas Fund, L.P., Ridgewood Energy A-1 Fund, LLC, Ridgewood Energy W Fund, LLC, and Ridgewood Energy Y Fund, LLC,  (when used with the Fund the “Ridgewood Funds”) entered into a Purchase and Sale Agreement (the “PSA”) to sell the Ridgewood Fund’s leasehold interests in the Raven Project, located in the state waters of Louisiana, to Castex Energy Partners, L.P. for cash consideration totaling approximately $21.7 million.  The completion of the sale transaction is expected to occur prior to January 31, 2014, subject to customary closing conditions.

The Fund has a 6.25% working interest in the Raven Project and expects to receive approximately $2.7 million in cash proceeds from the sale. The net carrying value for the Raven Project on the date of the sale was $0.1 million, thereby, resulting in a gain to the Fund of $2.6 million, which will be recognized during the quarter ended March 31, 2014.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and the documents the Fund has incorporated by reference herein, other than purely historical information, including estimates, projections, statements relating to the Fund’s business plans, strategies, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the US Private Securities Litigation Reform Act of 1995 that are based on current expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. You are therefore cautioned against relying on any such forward-looking statements. Forward-looking statements can generally be identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “plan,” “target,” “pursue,” “may,” “will,” “will likely result,” and similar expressions and references to future periods. Examples of events that could cause actual results to differ materially from historical results or those anticipated include weather conditions, such as hurricanes, changes in market conditions affecting the pricing and production of oil and natural gas, the cost and availability of equipment, and changes in governmental regulations. Forward-looking statements made in this document speak only as of the date on which they are made. The Fund undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1
Purchase and Sale Agreement between Ridgewood Energy Corporation, Ridgewood Energy P Fund, LLC Ridgewood Energy Gulf of Mexico Oil and Gas Fund, L.P., Ridgewood Energy A-1 Fund, LLC, Ridgewood Energy W Fund, LLC, Ridgewood Energy Y Fund, LLC and Castex Energy Partners, L.P., dated January 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIDGEWOOD ENERGY P FUND, LLC

Date: January 27, 2014	By:	/s/ Kathleen P. McSherry
	Name:	Kathleen P. McSherry
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1
Purchase and Sale Agreement between Ridgewood Energy Corporation, Ridgewood Energy P Fund, LLC Ridgewood Energy Gulf of Mexico Oil and Gas Fund, L.P., Ridgewood Energy A-1 Fund, LLC, Ridgewood Energy W Fund, LLC, Ridgewood Energy Y Fund, LLC and Castex Energy Partners, L.P., dated January 17, 2014